M.D.C. HOLDINGS, INC.
401(k) SAVINGS PLAN
FINANCIAL STATEMENTS AND
ADDITIONAL INFORMATION
DECEMBER 31, 1997 AND 1996

M.D.C. HOLDINGS, INC.
401(k) SAVINGS PLAN
INDEX
-------------------------------------------------------------------------------

                                                                                       PAGE
Financial Statements:

   Report of Independent Accountants                                                      1

   Statement of Net Assets Available for Benefits, with Fund Information                2-3

   Statement of Changes in Net Assets Available for Benefits, with Fund Information     4-5

   Notes to Financial Statements                                                       6-11

Additional Information:

   Schedule  I - Schedule of Assets Held for Investment Purposes                         12

   Schedule II - Schedule of Reportable Transactions                                     13

                                       [LETTERHEAD]



                             Report of Independent Accountants

June 15, 1998

To the Participants and Administrator
of the M.D.C. Holdings, Inc. 401(k) Savings Plan

In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the M.D.C. Holdings, Inc. 401(k) Savings Plan at December 31, 1997 and 1996, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in the schedule of assets held for investment purposes and the schedule of reportable transactions is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is additional information required by the Employee Retirement Income Security Act of 1974. The Fund Information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The schedule of assets held for investment purposes, the schedule of reportable transactions and the Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

The schedule of assets held for investment purposes and the schedule of reportable transactions that accompany the Plan's financial statements do not disclose the historical cost of certain plan assets. Disclosure of this information is required by the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.


PRICE WATERHOUSE LLP

M.D.C. HOLDINGS, INC.
401(k) SAVINGS PLAN
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
-------------------------------------------------------------------------------

                                                                    December 31, 1997
                                                                    Fund Information
                                          -------------------------------------------------------------------------
                                                                          Charter
                                                                           Large                       Fidelity
                                              Charter       Charter       Company                       Advisor
                                            Guaranteed    Guaranteed       Stock          Charter        Growth
                                            Long-Term     Short-Term       Index         Balanced     Opportunities
                                              Fund           Fund          Fund            Fund           Fund
Assets
Investments, at fair value
   CIGNA Charter Guaranteed Long-Term
      Account                             $  2,494,051
   CIGNA Charter Guaranteed Short-Term
      Account                                            $    259,658
   CIGNA Charter Large Company Stock
      Index Fund                                                        $  1,799,913
   CIGNA Charter Balanced Fund                                                         $   274,378
   CIGNA Fidelity Advisor Growth
      Opportunities Fund                                                                              $ 4,221,105
   CIGNA Fidelity Advisor Balanced Fund
Participant notes receivable
   M.D.C. common stock

Employer contributions receivable

Employee contributions receivable               12,868          2,396         13,283         2,723         23,521
                                          ------------   ------------   ------------   -----------    -----------
Net assets available for benefits         $  2,506,919   $    262,054   $  1,813,196   $   277,101    $ 4,244,626
                                          ------------   ------------   ------------   -----------    -----------
                                          ------------   ------------   ------------   -----------    -----------
                                                              December 31, 1997
                                                               Fund Information
                                          ----------------------------------------------------------
                                              Fidelity
                                              Advisor    Participant       M.D.C.
                                             Balanced       Notes          Stock
                                               Fund       Receivable        Fund           Total
Assets

Investments, at fair value
   CIGNA Charter Guaranteed Long-Term
      Account                                                                          $  2,494,051
   CIGNA Charter Guaranteed Short-Term
      Account                                                                               259,658
   CIGNA Charter Large Company Stock
      Index Fund                                                                          1,799,913
   CIGNA Charter Balanced Fund                                                              274,378
   CIGNA Fidelity Advisor Growth
      Opportunities Fund                                                                  4,221,105
   CIGNA Fidelity Advisor Balanced Fund   $  1,431,268                                    1,431,268
Participant notes receivable                             $    284,420                       284,420
   M.D.C. common stock                                                  $    651,897        651,897

Employer contributions receivable                                            565,427        565,427

Employee contributions receivable                6,148                         1,467         62,406
                                          ------------   ------------   ------------   ------------
Net assets available for benefits         $  1,437,416   $    284,420   $  1,218,791   $ 12,044,523
                                          ------------   ------------   ------------   ------------
                                          ------------   ------------   ------------   ------------

   The accompanying notes are an integral part of these financial statements.

M.D.C. HOLDINGS, INC.
401(k) SAVINGS PLAN
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
-------------------------------------------------------------------------------

                                                                                      DECEMBER 31, 1996
                                                                                      FUND INFORMATION
                                                                                    --------------------
                                                                                    PARTICIPANT DIRECTED
                                              --------------------------------------------------------------------------------
                                                                                   CHARTER
                                                                                    LARGE                          FIDELITY
                                                 CHARTER          CHARTER          COMPANY                          ADVISOR
                                               GUARANTEED       GUARANTEED          STOCK           CHARTER         GROWTH
                                                LONG-TERM       SHORT-TERM          INDEX          BALANCED      OPPORTUNITIES
                                                  FUND             FUND             FUND             FUND            FUND
ASSETS

Investments, at fair value
   CIGNA Charter Guaranteed Long-Term
      Account                                 $  1,890,578
   CIGNA Charter Guaranteed Short-Term
      Account                                                  $    231,045
   CIGNA Charter Large Company Stock
      Index Fund                                                                $  1,058,122
   CIGNA Charter Balanced Fund                                                                   $   161,025
   CIGNA Fidelity Advisor Growth
      Opportunities Fund                                                                                          $ 3,049,358
   CIGNA Fidelity Advisor Balanced Fund
Participant notes receivable
   M.D.C. common stock
Employer contributions receivable                   77,051            7,955           33,741           6,732           86,169
Cash equivalents                                    13,517            3,029           12,462           2,728           25,628
                                              ------------     ------------     ------------     -----------      -----------
Net assets available for benefits             $  1,981,146     $    242,029     $  1,104,325     $   170,485      $ 3,161,155
                                              ------------     ------------     ------------     -----------      -----------
                                              ------------     ------------     ------------     -----------      -----------


                                                       DECEMBER 31, 1996
                                                        FUND INFORMATION
                                                 -----------------------------   NON-PARTICIPANT
                                                      PARTICIPANT DIRECTED           DIRECTED
                                                 -----------------------------   ----------------
                                                   FIDELITY
                                                    ADVISOR        PARTICIPANT        M.D.C.
                                                   BALANCED           NOTES            STOCK
                                                     FUND          RECEIVABLE          FUND             TOTAL
ASSETS

Investments, at fair value
   CIGNA Charter Guaranteed Long-Term
      Account                                                                                       $  1,890,578
   CIGNA Charter Guaranteed Short-Term
      Account                                                                                            231,045
   CIGNA Charter Large Company Stock
      Index Fund                                                                                       1,058,122
   CIGNA Charter Balanced Fund                                                                           161,025
   CIGNA Fidelity Advisor Growth
      Opportunities Fund                                                                               3,049,358
   CIGNA Fidelity Advisor Balanced Fund          $  1,087,934                                          1,087,934
Participant notes receivable                                      $    226,602                           226,602
   M.D.C. common stock                                                             $    113,624          113,624
Employer contributions receivable                      31,278                           242,926          485,852
Cash equivalents                                        7,875                                             65,239
                                                 ------------     ------------     ------------     ------------
Net assets available for benefits                $  1,127,087     $    226,602     $    356,550     $  8,369,379
                                                 ------------     ------------     ------------     ------------
                                                 ------------     ------------     ------------     ------------

   The accompanying notes are an integral part of these financial statements.

M.D.C. HOLDINGS, INC.
401(k) SAVINGS PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
--------------------------------------------------------------------------------

                                                                             YEAR ENDED DECEMBER 31, 1997
                                                                                   FUND INFORMATION
                                                        ----------------------------------------------------------------------------
                                                                                         CHARTER
                                                                                           LARGE                         FIDELITY
                                                          CHARTER         CHARTER         COMPANY                         ADVISOR
                                                        GUARANTEED      GUARANTEED         STOCK          CHARTER         GROWTH
                                                         LONG-TERM      SHORT-TERM         INDEX         BALANCED      OPPORTUNITIES
                                                            FUND            FUND            FUND            FUND           FUND
ADDITIONS TO NET ASSETS ATTRIBUTED TO:
   Investment income
      Interest and dividends                            $   124,977      $  10,843
      Net appreciation in fair
        value of investments                                                            $   371,870      $  37,805      $   882,319
                                                        -----------      ---------      -----------      ---------      -----------
                                                            124,977         10,843          371,870         37,805          882,319
                                                        -----------      ---------      -----------      ---------      -----------
   Contributions
      Employer                                                   90                              48                           1,431
      Employee                                              601,244         94,409          474,247         96,197          855,399
                                                        -----------      ---------      -----------      ---------      -----------
                                                            601,334         94,409          474,295         96,197          856,830
                                                        -----------      ---------      -----------      ---------      -----------
   Total additions                                          726,311        105,252          846,165        134,002        1,739,149

DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
   Benefit payments                                         162,499         20,186          108,099         16,895          510,743
   Transaction charge                                         1,022            161            1,182            157              899
   Participant notes receivable terminated
      due to withdrawal of participant
   Transfer to affiliated plan                               25,470         12,665           94,333                          50,431
                                                        -----------      ---------      -----------      ---------      -----------
Total deductions                                            188,991         33,012          203,614         17,052          562,073
Change in forfeiture reserve, net                            14,172         (1,082)          (4,012)        (2,506)         (14,774)
                                                        -----------      ---------      -----------      ---------      -----------
Net increase (decrease) prior to interfund transfer         551,492         71,158          638,539        114,444        1,162,302
Interfund transfers, net                                    (25,719)       (51,133)          70,332         (7,828)         (78,831)
                                                        -----------      ---------      -----------      ---------      -----------
Net increase                                                525,773         20,025          708,871        106,616        1,083,471
Net assets available for benefits at beginning of
   year                                                   1,981,146        242,029        1,104,325        170,485        3,161,155
                                                        -----------      ---------      -----------      ---------      -----------
Net assets available for benefits at end of year        $ 2,506,919      $ 262,054      $ 1,813,196      $ 277,101      $ 4,244,626
                                                        -----------      ---------      -----------      ---------      -----------
                                                        -----------      ---------      -----------      ---------      -----------

                                                                      YEAR ENDED DECEMBER 31, 1997
                                                                             FUND INFORMATION
                                                        -------------------------------------------------------------
                                                          FIDELITY
                                                           ADVISOR      PARTICIPANT       M.D.C.
                                                          BALANCED         NOTES          STOCK
                                                            FUND         RECEIVABLE        FUND             TOTAL
Additions to net assets attributed to:
   Investment income
      Interest and dividends                                             $  23,520      $     3,979      $    163,319
      Net appreciation in fair
        value of investments                            $   247,742                         277,335         1,817,071
                                                        -----------      ---------      -----------      ------------
                                                            247,742         23,520          281,314         1,980,390
                                                        -----------      ---------      -----------      ------------
   Contributions
      Employer                                                  345                         565,263           567,177
      Employee                                              274,481                          31,656         2,427,633
                                                        -----------      ---------      -----------      ------------
                                                            274,826              -          596,919         2,994,810
                                                        -----------      ---------      -----------      ------------
   Total additions                                          522,568         23,520          878,233         4,975,200

Deductions from net assets attributed to:
   Benefit payments                                         130,097                          78,680         1,027,199
   Transaction charge                                           179                           1,382             4,982
   Participant notes receivable terminated
      due to withdrawal of participant                                      29,004                             29,004
   Transfer to affiliated plan                               34,163                                           217,062
                                                        -----------      ---------      -----------      ------------
Total deductions                                            164,439         29,004           80,062         1,278,247
Change in forfeiture reserve, net                            (5,969)                         (7,638)          (21,809)
                                                        -----------      ---------      -----------      ------------
Net increase (decrease) prior to interfund transfer         352,160         (5,484)         790,533         3,675,144
Interfund transfers, net                                    (41,831)        63,302           71,708                 -
                                                        -----------      ---------      -----------      ------------
Net increase                                                310,329         57,818          862,241         3,675,144
Net assets available for benefits at beginning of
   year                                                   1,127,087        226,602          356,550         8,369,379
                                                        -----------      ---------      -----------      ------------
Net assets available for benefits at end of year        $ 1,437,416      $ 284,420      $ 1,218,791      $ 12,044,523
                                                        -----------      ---------      -----------      ------------
                                                        -----------      ---------      -----------      ------------

  The accompanying notes are an integral part of these financial statements.

M.D.C. HOLDINGS, INC.
401(k) SAVINGS PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
--------------------------------------------------------------------------------

                                                                              YEAR ENDED DECEMBER 31, 1996
                                                                                   FUND INFORMATION
                                                                                   ----------------
                                                                                 PARTICIPANT DIRECTED
                                                     ------------------------------------------------------------------------
                                                                                     CHARTER
                                                                                      LARGE                        FIDELITY
                                                       CHARTER        CHARTER        COMPANY                        ADVISOR
                                                      GUARANTEED     GUARANTEED       STOCK         CHARTER         GROWTH
                                                      LONG-TERM      SHORT-TERM       INDEX        BALANCED      OPPORTUNITIES
                                                         FUND          FUND            FUND          FUND            FUND

ADDITIONS TO NET ASSETS ATTRIBUTED TO:
   Investment income
      Interest and dividends                         $     99,603   $      9,106            -0-            -0-            -0-
      Net appreciation in fair
        value of investments                                  -0-            -0-   $    141,124   $     14,771   $    417,846
                                                     ------------   ------------   ------------   ------------   ------------
                                                           99,603          9,106        141,124         14,771        417,846
                                                     ------------   ------------   ------------   ------------   ------------
   Contributions
      Employer                                             77,051          7,955         33,741          6,732         86,169
      Employee                                            467,707         84,549        269,425         59,548        755,419
                                                     ------------   ------------   ------------   ------------   ------------
                                                          544,758         92,504        303,166         66,280        841,588
                                                     ------------   ------------   ------------   ------------   ------------
Total additions                                           644,361        101,610        444,290         81,051      1,259,434

DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
   Benefit payments                                       256,119         42,345        114,167         44,628        275,569
   Transaction charge                                       1,784            201          1,180            164          1,091
                                                     ------------   ------------   ------------   ------------   ------------
   Participant notes receivable terminated
      due to withdrawal of participant                        -0-            -0-            -0-            -0-            -0-
                                                     ------------   ------------   ------------   ------------   ------------
Total deductions                                          257,903         42,546        115,347         44,792        276,660
Change in forfeiture reserve, net                           9,711            (79)          (444)          (316)        (4,009)
                                                     ------------   ------------   ------------   ------------   ------------
Net increase (decrease) prior to interfund transfers      396,169         58,985        328,499         35,943        978,765
Interfund transfers, net                                 (130,331)       (16,455)       223,806         37,560         72,775
                                                     ------------   ------------   ------------   ------------   ------------
Net increase (decrease)                                   265,838         42,530        552,305         73,503      1,051,540
Net assets available for benefits at
   beginning of year                                    1,715,308        199,499        552,020         96,982      2,109,615
                                                     ------------   ------------   ------------   ------------   ------------
Net assets available for benefits at
   end of year                                       $  1,981,146   $    242,029   $  1,104,325   $    170,485   $  3,161,155
                                                     ------------   ------------   ------------   ------------   ------------
                                                     ------------   ------------   ------------   ------------   ------------

                                                     YEAR ENDED DECEMBER 31, 1996
                                                           FUND INFORMATION
                                                           ----------------         NON-PARTICIPANT
                                                         PARTICIPANT DIRECTED           DIRECTED
                                                     ---------------------------    ---------------
                                                       FIDELITY
                                                        ADVISOR     PARTICIPANT        M.D.C.
                                                       BALANCED        NOTES           STOCK
                                                         FUND        RECEIVABLE         FUND            TOTAL
ADDITIONS TO NET ASSETS ATTRIBUTED TO:
   Investment income
      Interest and dividends                                  -0-   $     19,049     $      1,627   $    129,385
      Net appreciation in fair
        value of investments                         $     84,626            -0-           19,557        677,924
                                                     ------------   ------------     ------------   ------------
                                                           84,626         19,049           21,184        807,309
                                                     ------------   ------------   ------------   ------------
   Contributions
      Employer                                             31,278            -0-          242,926        485,852
      Employee                                            297,795            -0-              -0-      1,934,443
                                                     ------------   ------------     ------------   ------------
                                                          329,073            -0-          242,926      2,420,295
                                                     ------------   ------------     ------------   ------------
Total additions                                           413,699         19,049          264,110      3,227,604

DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
   Benefit payments                                       207,673            -0-            7,134        947,635
   Transaction charge                                         280            -0-               50          4,750
   Participant notes receivable terminated
      due to withdrawal of participant                        -0-         34,459              -0-         34,459
                                                     ------------   ------------     ------------   ------------
Total deductions                                          207,953         34,459            7,184        986,844
Change in forfeiture reserve, net                          (2,773)           -0-              -0-          2,090
                                                     ------------   ------------     ------------   ------------
Net increase (decrease) prior to interfund transfers      202,973        (15,410)         256,926      2,242,850
Interfund transfers, net                                 (230,040)        42,685              -0-              -
                                                     ------------   ------------     ------------   ------------
Net increase (decrease)                                   (27,067)        27,275          256,926      2,242,850
Net assets available for benefits at
   beginning of year                                    1,154,154        199,327           99,624      6,126,529
                                                     ------------   ------------     ------------   ------------
Net assets available for benefits at
   end of year                                       $  1,127,087   $    226,602     $    356,550   $  8,369,379
                                                     ------------   ------------     ------------   ------------
                                                     ------------   ------------     ------------   ------------

   The accompanying notes are an integral part of these financial statements.

M.D.C. HOLDINGS, INC.
401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


1.   DESCRIPTION OF PLAN

     The following description of the M.D.C. Holdings, Inc. 401(k) Savings Plan (the "Plan") provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

     GENERAL

     The Plan is a defined contribution plan established effective January 1, 1992 and most recently amended effective January 1, 1997. Non-union employees of M.D.C. Holdings, Inc. and Richmond American Homes of Colorado, Inc. (collectively, the "Company") hired on or before December 31, 1991 shall be eligible to participate immediately. Non-union employees hired between January 1, 1992 and December 31, 1994 become eligible to participate upon completing six months of service and attaining the age of
     21. Non-union employees hired after January 1, 1995 become eligible to participate upon completing one year of service and attaining the age of
     21. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

     CONTRIBUTIONS

     Participants may contribute an amount equal to not less than 1 percent nor more than 15 percent of their compensation for the contribution period. The Company may make matching contributions in a discretionary amount to be determined by the Company. The Company may also make a non-elective contribution in a discretionary amount upon resolution of the Company's Board of Directors. Effective January 1, 1997, the Company matching and nonelective contributions may be made in cash or in shares of M.D.C. Holdings, Inc. common stock.

     PARTICIPANT ACCOUNTS

     Each participant's account is credited with the participant's contribution and allocation of the Company's contribution, if any, and Plan earnings. Earnings are allocated by fund based on the ratio of a participant's account invested in a particular fund to all participants' investments in that fund. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

     VESTING

     Participants are immediately vested in their voluntary contributions plus actual earnings thereon. The balance of vesting in the participants' accounts is based on years of service. A participant becomes 20 percent vested after one year of service, 40 percent vested after two years of service, 60 percent vested after three years of service, 80 percent vested after four years of service and 100 percent vested after five years of service. However, if an active participant dies prior to attaining the normal retirement age, the participant's account becomes 100 percent vested.

M.D.C. HOLDINGS, INC.
401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


     INVESTMENT OPTIONS

     Upon enrollment in the Plan, a participant may currently direct contributions among any of the following investment options:

     - Charter Guaranteed Long-Term Fund (formerly "Guaranteed Long-Term Fund") - Funds are invested in the CIGNA Charter Guaranteed Long-Term Account, which provides a guaranteed rate of return reset semiannually.

     - Charter Guaranteed Short-Term Fund (formerly "Guaranteed Short-Term Fund") - Funds are invested in the CIGNA Charter Guaranteed Short-Term Account, which provides a guaranteed rate of return.

     - Charter Large Company Stock Index Fund (formerly "Stock Market Index Fund") - Funds are invested in the CIGNA Charter Large Company Stock Index Fund, which is a separate account which provides an investment portfolio designed to reflect the composition of the Standard & Poor's 500 Composite Stock Price Index.

     - Charter Balanced Fund (formerly "Balanced Fund") - Funds are invested in the CIGNA Charter Balanced Fund, which in turn invests in three different types of investments: common stocks, bonds and money market instruments. This fund is designed to provide long-term return with reduced portfolio risk.

     - Fidelity Advisor Growth Opportunities Fund - Funds are invested solely in units of the CIGNA Fidelity Advisor Growth Opportunities Fund, which in turn invests solely in shares of the Fidelity Advisor Growth Opportunities Fund.

     - Fidelity Advisor Balanced Fund (formerly "Fidelity Advisor Income & Growth Fund") Funds are invested solely in units of the CIGNA Fidelity Advisor Balanced Fund, which in turn invests solely in shares of the Fidelity Advisor Balanced Fund.

     - M.D.C. Stock Fund - Funds are invested solely in shares of M.D.C. Holdings, Inc. common stock.

     Participants may change their investment options at any time during the Plan year.

     PAYMENT OF BENEFITS

     On termination of service, a participant may elect to receive either a lump-sum amount equal to the value of his or her account, a distribution in the form of an annuity, or a combination of both. Distributions are subject to the applicable provisions of the Plan agreement.

M.D.C. HOLDINGS, INC.
401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


     PARTICIPANT NOTES RECEIVABLE

     Participants may borrow up to the lesser of $50,000 or 50 percent of the vested portion of their account balance, subject to certain restrictions, in accordance with interest rates and collateral requirements established by the Company.

     CASH EQUIVALENTS

     Contributions received prior to year end awaiting investment in the appropriate investment option at December 31, 1996 are invested in the CIGNA Charter Guaranteed Short-Term Account, which is recorded at fair value, and are included as cash equivalents within the fund in which units are subsequently purchased.

2.   SUMMARY OF ACCOUNTING POLICIES

     METHOD OF ACCOUNTING

     The Plan's financial statements are prepared on the accrual basis of accounting, and reflect management's estimates and assumptions, such as those regarding fair value, that affect the recorded amounts. Significant estimates used are discussed throughout the notes to financial statements.

     INVESTMENTS

     Investments in pooled separate accounts (CIGNA Charter Large Company Stock Index Fund, CIGNA Charter Balanced Fund, CIGNA Fidelity Advisor Growth Opportunities Fund and CIGNA Fidelity Advisor Balanced Fund) are recorded at fair value, as determined by the unit value as reported by the Connecticut General Life Insurance Company ("CG Life"). Investments in the CIGNA Charter Guaranteed Long-Term and CIGNA Guaranteed Short-Term Accounts are non-fully benefit responsive and are recorded at fair value. Participant notes receivable are valued at cost which approximates fair value. The Company stock is valued at its quoted market price.

     CONTRIBUTIONS

     Employee contributions are recorded in the period during which the Company makes payroll deductions from the participants' earnings. Discretionary Company contributions, if any, are recorded at the end of the Plan year. Matching Company contributions, if any, are recorded in the same period.

M.D.C. HOLDINGS, INC.
401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


     BENEFITS

     Benefit claims are recorded as expenses when they have been approved for payment and paid by the Plan.

3.   DEPOSITS WITH INSURANCE COMPANY

     The Plan participates in contracts with CG Life via investments in the CIGNA Charter Guaranteed Long-Term and the CIGNA Charter Guaranteed Short-Term Accounts. CG Life commingles the assets of the CIGNA Charter Guaranteed Long-Term Account with other assets. For the Plan's investment in the CIGNA Charter Guaranteed Long-Term Account, the Plan is credited with interest at the rate specified in the contract which was 5.90% for the years ended December 31, 1997 and 1996, net of asset charges. For the Plan's investment in the CIGNA Charter Guaranteed Short-Term Account, the Plan is credited with interest at a yield which averaged 4.90% and 4.56% for the years ended December 31, 1997 and 1996, respectively, net of asset charges. As discussed in Note 2, the Charter Guaranteed Long-Term and Charter Guaranteed Short-Term Accounts are included in the financial statements at fair value which, principally because of the periodic rate reset process, approximates contract value.

4.   INVESTMENTS

     Investments that represent 5 percent or more of the Plan's net assets are separately identified below.

                                                               DECEMBER 31,
                                                            1997         1996
     CIGNA Charter Guaranteed Long-Term Account          $2,494,051   $1,890,578
      interest rates, 5.90%; 5.90%
     CIGNA Charter Large Company Stock Index Fund         1,799,913    1,058,122
      units, 37,576; 29,182
     CIGNA Fidelity Advisor Growth Opportunities Fund     4,221,105    3,049,358
      units, 68,181; 63,199
     CIGNA Fidelity Advisor Balanced Fund                 1,431,268    1,087,934
      units, 52,084; 48,331
     M.D.C. Stock Fund                                      651,897          N/A
      units, 43,287; N/A

M.D.C. HOLDINGS, INC.
401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


5.   PARTICIPANT NOTES RECEIVABLE

     Under the terms of the Plan, participants may borrow from their accounts up to the lesser of $50,000 or 50% of their vested account balance. Loan transactions are treated as a transfer to/from the investment fund from/to Participant Notes Receivable. A loan is secured by the balance in the participant's account and bears interest at a rate commensurate with market rates for similar loans, as defined (6.75% to 10.00% for the years ended December 31, 1997 and 1996).

6.   PLAN TERMINATION

     Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.

7.   INCOME TAXES

     The Internal Revenue Service has determined and informed the Company by a letter dated August 2, 1995, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code ("IRC"). The Plan has been amended since receiving the determination letter. However, the Plan's administrator and tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. Therefore, no provision for income taxes has been included in the Plan's financial statements.

8.   RECONCILIATION OF PLAN FINANCIAL STATEMENTS TO THE FORM 5500

     The Annual Return/Report of Employee Benefit Plan (the "Form 5500") is prepared on the modified cash basis. Accordingly, certain balances included on lines 31 and 32 of the Form 5500 differ from those included in these financial statements. Contributions in the statement of changes in net assets available for benefits differ from contributions on the Form 5500 by the amount of contributions accrued at December 31. The ending net asset balances are reconciled as follows:

                                                            DECEMBER 31,
                                                         1997           1996
         Net assets, per Form 5500                   $11,416,690     $7,883,527
         Add:  Employer contributions receivable         565,427        485,852
               Employee contributions receivable          62,406
                                                     -----------     ----------
         Net assets, per financial statements        $12,044,523     $8,369,379
                                                     -----------     ----------
                                                     -----------     ----------

M.D.C. HOLDINGS, INC.
401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


9.   TRANSFER TO AFFILIATED PLAN

     Effective January 14, 1997, certain employees and their participant balances were transferred from the Plan to the Financial Asset Management LLC 401(k) Plan.

10.  FORFEITURES

     The net change in forfeiture reserve represents the net change in the available forfeiture reserve balance from the prior year plus the current year forfeitures generated. Forfeitures result from nonvested benefit payments remaining in the Plan for all terminated employees. Upon reaching the break-in-service, as determined in the Plan agreement, forfeitures generated are added to the forfeiture reserve balance. The forfeiture reserve of $48,165 and $24,457 at December 31, 1997 and 1996, respectively, is included in the Plan's investment in the CIGNA Charter Guaranteed Long-Term Account and is available to offset contributions or to pay Plan expenses, which would be otherwise payable by the Company, in accordance with the Plan agreement. In 1997, Company cash contributions were reduced by $8,051 from forfeited nonvested accounts.

11.  SUBSEQUENT EVENT

     Effective July 1, 1998, the M.D.C. Holdings, Inc. 401(k) Savings Plan is expected to be administered by Key Bank.

M.D.C. HOLDINGS, INC.                                    ADDITIONAL INFORMATION
401(k) SAVINGS PLAN                                                  SCHEDULE I
LINE 27a FORM 5500 - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31, 1997
-------------------------------------------------------------------------------

                                                       (c)
(a)             (b)                      DESCRIPTION OF INVESTMENT INCLUDING                               (e)
      IDENTITY OF ISSUE, BORROWER,         MATURITY DATE, RATE OF INTEREST,            (d)               CURRENT
         LESSOR, OR SIMILAR PARTY         COLLATERAL, PAR OR MATURITY VALUE            COST               VALUE
      Connecticut General Life          CIGNA Charter Guaranteed Long-Term
 *    Insurance Company                 Account
                                        5.90%                                       $  2,494,051       $  2,494,051

      Connecticut General Life          CIGNA Charter Guaranteed Short-Term
 *    Insurance Company                 Account
                                        4.90%                                            259,658            259,658

      Connecticut General Life          CIGNA Charter Large Company Stock
 *    Insurance Company                 Index Fund
                                        $47.90/unit                                    1,303,965          1,799,913

      Connecticut General Life          CIGNA Charter Balanced Fund
 *    Insurance Company                 $25.55/unit                                      225,769            274,378

      Connecticut General Life          CIGNA Fidelity Advisor Growth
 *    Insurance Company                 Opportunities Fund
                                        $61.91/unit                                    2,859,794          4,221,105

      Connecticut General Life          CIGNA Fidelity Advisor Balanced Fund
 *    Insurance Company                 $27.48/unit                                    1,102,123          1,431,268

 *    Participant Notes Receivable      6.75% - 10.00%                                   284,420            284,420

 *    M.D.C. Holdings, Inc.             M.D.C. common stock
                                        $15.06/share                                          **            651,897


 * Indicates an identified person known to be a party-in-interest to the Plan.

** Cost information is not presently available from the custodian.

M.D.C. HOLDINGS, INC.                                     ADDITIONAL INFORMATION
401(k) SAVINGS PLAN                                                  SCHEDULE II
LINE 27d FORM 5500 - SCHEDULE OF REPORTABLE TRANSACTIONS
YEAR ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------


                                  (b)                                                          (f)
                         DESCRIPTION OF ASSET                                                EXPENSE
          (a)            (INCLUDE INTEREST RATE     (c)             (d)            (e)       INCURRED
   IDENTITY OF PARTY     AND MATURITY IN CASE     PURCHASE        SELLING         LEASE        WITH
        INVOLVED              OF A LOAN)           PRICE           PRICE          RENTAL    TRANSACTION
Connecticut General     Purchases into CIGNA
Life Insurance          Charter Guaranteed
Company                 Long-Term Account          $1,138,395          N/A           N/A        N/A

Connecticut General     Sales from CIGNA
Life Insurance          Charter Guaranteed
Company                 Long-Term Account                 N/A     $661,998           N/A        N/A

Connecticut General     Purchases into CIGNA
Life Insurance          Charter Large Company
Company                 Stock Index Fund              805,143          N/A           N/A        N/A

Connecticut General     Sales from CIGNA
Life Insurance          Charter Large Company
Company                 Stock Index Fund                  N/A      435,222           N/A        N/A

Connecticut General     Purchases into CIGNA
Life Insurance          Fidelity Advisor Growth
Company                 Opportunities Fund          1,171,887          N/A           N/A        N/A

Connecticut General     Sales from CIGNA
Life Insurance          Fidelity Advisor Growth
Company                 Opportunities Fund                N/A      882,459           N/A        N/A

Connecticut General     Purchases into CIGNA
Life Insurance          Fidelity Advisor Balanced
Company                 Fund                          380,430          N/A           N/A        N/A

Connecticut General     Sales from CIGNA
Life Insurance          Fidelity Advisor Balanced
Company                 Fund                              N/A      284,838           N/A        N/A

M.D.C. Holdings, Inc.   Purchases into
                        M.D.C. common stock           388,404          N/A           N/A        N/A

M.D.C. Holdings, Inc.   Sales from
                        M.D.C. common stock               N/A      131,445           N/A        N/A


                                         (h)
                                     CURRENT VALUE
          (a)              (g)       OF ASSET ON       (i)
   IDENTITY OF PARTY     COST OF     TRANSACTION     NET GAIN
       INVOLVED           ASSET          DATE        OR (LOSS)

Connecticut General
Life Insurance
Company                  $1,138,395    $1,138,395             -

Connecticut General
Life Insurance
Company                     661,998       661,998             -

Connecticut General
Life Insurance
Company                     805,143       805,143             -

Connecticut General
Life Insurance
Company                     367,949       435,222      $ 67,273

Connecticut General
Life Insurance
Company                   1,171,887     1,171,887             -

Connecticut General
Life Insurance
Company                     647,253       882,459       235,206

Connecticut General
Life Insurance
Company                     380,430       380,430             -

Connecticut General
Life Insurance
Company                     243,013       284,838        41,825

M.D.C. Holdings, Inc.
                            388,404       388,404             -

M.D.C. Holdings, Inc.
                                  *       131,445             *

* Cost information is not presently available from the custodian.